UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROWAN COMPANIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT NOTICE ABOUT YOUR PROXY MATERIALS FOR ROWAN COMPANIES PLC

Dear Shareholder:

Recently you received proxy materials related to the upcoming Court Meeting and General Meeting of Shareholders for Rowan Companies plc (“Rowan”). Due to an error made on the part of Broadridge, the mailing and tabulation agent used by your bank broker or nominee, you may have only received the YELLOW vote instruction form for Rowan’s upcoming General Meeting on January 23, 2019. You should have also received an additional BLUE vote instruction form for the Court Meeting to be held immediately prior to the General Meeting.

To ensure you can vote for both of the upcoming meetings, enclosed you will find an additional copy of your YELLOW vote instruction form and your BLUE vote instruction form. Rowan’s Proxy Statement has previously been sent to you, but for your reference below is a link to the material if you misplaced it.

https://tinyurl.com/ybh7dwju

To the extent that you have already voted your YELLOW vote instruction form, you will only need to vote your BLUE vote instruction form. If you are unsure of whether you have already voted your YELLOW vote instruction form, please attempt to vote both your YELLOW and BLUE vote instruction forms.

Your vote is important, please make your decision and cast your vote via Internet, Telephone or Mail now. Instructions on how to vote are provided on each of the enclosed vote instruction forms.

Please be sure to vote both your YELLOW vote instruction form and your BLUE vote instruction form.

We apologize for any inconvenience this may have caused you.

Broadridge

December 24, 2018

Additional Information and Where to Find It

Rowan and Ensco plc (“Ensco”) have filed a definitive proxy statement on Schedule 14A and a form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of each companies’ shareholders (the “Definitive Proxy Statement”). INVESTORS AND SECURITY HOLDERS OF ROWAN ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN AND WILL CONTAIN, AS APPLICABLE, IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Investors and security holders may obtain a free copy of the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by Rowan with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents (when available) by directing a request by mail or telephone to Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Rowan and its directors, executive officers and certain other members of management are participants in the solicitation of proxies from its security holders in connection with the matters to be considered at the special meetings of Rowan’s shareholders. Information about Rowan’s directors and executive officers is available in the Definite Proxy Statement and certain of Rowan’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of Rowan’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the special meetings of Rowan’s shareholders.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Rowan is incorporated under the laws of England and Wales. In addition, some officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Rowan or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Rowan or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.